UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 8, 2016, Unilife Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), in which it disclosed, among other things, that in connection with the Company’s evaluation of the prospects of its non-wearable injector customer and supplier programs and the potential disposition of certain assets, the Company will have a material charge for impairment to certain of its long lived-assets. The Company also disclosed in the Original Form 8-K that the Company expected to incur charges that could impact cash related to certain supplier contract terminations.

At the time of filing the Original Form 8-K, the Company disclosed that it was unable, in good faith, to make a determination of an estimate of the amount or range of amounts of the impairment charges noted above.

As permitted under Item 2.06(c) of Form 8-K, the Company is now filing this Form 8-K/A to amend the disclosure under Item 2.06 of the Original Form 8-K. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after the filing date of the Original Form 8-K or modify or update the disclosures contained therein that may have been affected by events or transactions occurring subsequent to such filing date.

Item 2.06	Material Impairments

On September 27, 2016, the Company reached a preliminary estimate that it expects to record a non-cash charge totaling approximately $26 million for the impairment of certain of the Company’s long-lived assets primarily consisting of equipment and equipment in process of construction in the Company’s third quarter ended March 31, 2016. The Company does not believe that there has been any impairment to goodwill as a result of the circumstances that caused such impairment.

The Company also expects to incur charges that could impact cash related to certain supplier contract terminations. The Company is unable to estimate the amount of such charges or the timing thereof.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the

“Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with SEC, and other risks and uncertainties including, without limitation: the developments referenced in this report or relating thereto; negative reactions from the Company’s creditors, stockholders, strategic partners, vendors or customers relating to matters referenced in this report; expenses incurred in cash in connection with the matters described in this report and the impact of such cash expenses on the Company and its prospects; and the amount and impact of the charge for the impairment to the Company’s long-lived assets referenced in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: September 29, 2016	By:	/s/ John Ryan
		Name:	John Ryan
		Title:	President and Chief Executive Officer

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